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	Exhibit 10.85   Stock Pledge and Security Agreement dated as of October
11, 1995, by and between Galaxy Foods Company and Angelo S. Morini

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               		STOCK PLEDGE AND SECURITY AGREEMENT

		THIS STOCK PLEDGE AND SECURITY AGREEMENT (the "Agreement"), is made and entered into as of the 11th day of October, 1995, by and between ANGELO S. MORINI ("Debtor") and GALAXY FOODS COMPANY, a Delaware corporation ("Secured Party").

	W I T N E S S E T H:

		This Agreement is made and entered into under the following circumstances:

8. Pursuant to that certain Employment Agreement dated as of October 11, 1995, by and between Secured Party and Debtor, Secured Party granted to Debtor the right to purchase from Secured Party (the "Purchase Right") certain shares of the Common Stock of Secured Party (the "Shares").

9. Debtor has elected to exercise a portion of his Purchase Right with respect to Eighteen Million (18,000,000) of the Shares and, in order to evidence the payment of the purchase price for the Shares obtained pursuant to such election, Debtor has executed in favor of Secured Party a Promissory Note in the original principal amount of Eleven Million Five Hundred Seventy-two Thousand Two Hundred and 00/100 Dollars ($11,572,200.00) (the "Note"), in order to evidence the consideration for the issuance of the Shares.

10. Secured Party has required the execution and delivery of this Agreement to provide security for the obligations of Debtor under the Note.

		NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:



11. Pledge of Shares. Debtor hereby pledges its interest in the Shares as security for the payment of all amounts required to be paid to Secured Party in accordance with the Note and performance of all obligations of Debtor under the Note and this Agreement. Secured Party shall have (and is hereby granted) a security interest in the Shares (and the related certificates evidencing such Shares) and all proceeds thereof and accessions thereto, including, without limitation, all additional Shares acquired by Debtor under the terms hereof (collectively, the "Collateral") in order to secure the obligations of Debtor under the Note and this Agreement. Simultaneously herewith, Debtor has delivered to Secured Party the Shares, together with one or more stock powers, duly endorsed in blank, to hold and administer according to the terms hereof.

12. Ownership Rights. Unless a default has occurred under the Note or this Agreement, Debtor shall have and enjoy all rights and attributes relating to the pledged Shares delivered hereunder, including, without limitation, all voting rights and rights to dividends and other distributions in respect thereof.

13. Adjustments. In the event that, during the term of this Agreement, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of Debtor, all new, substituted, and additional shares, options or other securities issued with respect to the pledged Collateral by reason of any such change shall be delivered to and held by Secured Party under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

14. Warrants and Rights. In the event that during the term of this Agreement, subscription warrants or any other rights or options shall be issued to or for the benefit of Debtor or otherwise with respect to the Collateral, such warrants, rights and options shall be immediately assigned and delivered by Debtor to or retained by Secured Party, as the case may be, to secure the obligations of Debtor under the Note and this Agreement.

15. Events of Default; Secured Party's Remedies. In the event Debtor shall, following the date hereof, (a) fail to pay to Secured Party any amount to become due as required to be paid by the Note, or (b) default in any of its obligations under any of the terms of the Note or this Agreement (each of the foregoing being an "Event of Default"), upon the failure by Debtor to cure said default within fifteen (15) days after receipt of written notice thereof from Secured Party, Secured Party shall have the rights and remedies provided in the Florida Uniform Commercial Code in effect on the date of this Agreement (the "Code") and may (i) sell any such Collateral in any manner provided under the Code, and the proceeds of any such sale shall be applied first to the expenses of such sale (including, but not limited to, reasonable attorneys' fees incurred by Secured Party in connection with any such default by Debtor), second to all amounts (interest first and then principal) outstanding under the Note, and the balance, if any, shall be paid to Debtor; or (ii) retain the Shares in satisfaction of the unpaid indebtedness represented by the Note in accordance with any provisions of the Code which allow such retention.

		No delay or omission on the part of Secured Party in exercising any right granted hereunder shall operate as a waiver of such right or any other right. A waiver on any one occasion by Secured Party shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Secured Party, whether granted herein or by the Note, shall be cumulative and may be exercised separately or concurrently.

16. Termination of Pledge; Release of Shares. The pledge created hereby shall terminate upon the payment in full of the Note and performance of all of Debtor's obligations under the Note and this Agreement. Upon termination of the pledge created hereby arising from such full payment and satisfaction of obligations, Secured Party shall release its security interest in the Collateral and shall release to Debtor the certificates and stock powers relating thereto, and any other Collateral remaining in Secured Party's possession.

17. Amendment. This Agreement may be amended at any time by a writing which refers to this Agreement and is executed by each of the parties hereto.

18. Complete Agreement. Except as expressly set forth herein or in an instrument in writing signed by the party to be bound thereby which makes specific reference to this Agreement, this Agreement sets forth the entire understanding of the parties hereto concerning the subject matter hereof, and supersedes all prior contracts, arrangements, communications, discussions, representations and warranties, whether oral or written, among the parties relating to the subject matter of this Agreement.



19. Notices. All notices, requests, consents, and other communications hereunder shall be in writing, shall be deemed to have been duly given when received, if personally delivered, and when mailed, if mailed by U.S. Certified or Registered Mail, postage prepaid, and addressed as follows:

	If to Debtor:                   ANGELO S. MORINI
						2441 Viscount Row
						Orlando, Florida  32809

	If to Secured Party:    GALAXY FOODS COMPANY
						2441 Viscount Row
						Orlando, Florida 32809

or to such other address or addresses as the party addressed may from time to time designate to the others in writing.

20. Governing Law. This Agreement shall in all respects be interpreted, governed by, and construed in accordance with the laws of the state of Florida.

21. Severability. Each Section, subsection, and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant, or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, if such a limiting construction is not possible, any such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

22. Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any other person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

23. Headings. The headings in this Agreement are intended solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

24. Counterparts. This Agreement may be executed and delivered in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.



		IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first written above.

							"Debtor"


s/Samuel E. Chambers, II                        s/Angelo S. Morini
Witness                                         ANGELO S. MORINI, individually

s/Christine L. Carlile
Witness


							"Secured Party"

							GALAXY FOODS COMPANY, a
							Delaware corporation


s/Christine L. Carlile                          By:  s/Samuel E. Chambers, II
Witness                                							Name:  Samuel E. Chambers, II
s/Christine L. Carlile                       Title:  Chief Financial Officer
Witness